Exhibit 21

Subsidiaries of
ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
at June 30, 2006

Encompass Group Affiliates, Inc.
420 Lexington Avenue
New York, NY 10170
EIN: 20-1088535
State of Incorporation: Delaware

Hudson Street Investments, LLC
420 Lexington Avenue
New York, NY 10170
EIN: 54-2137152
State of Incorporation: Delaware

Cyber-Test, Inc.
448 Commerce Way
Longwood, FL 32750
EIN: 20-1106218
State of Incorporation: Delaware

SpectruCell, Inc.
420 Lexington Avenue
New York, NY 10170
EIN: 56-2425121
State of Incorporation: Delaware

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